Exhibit 10.3

Termination Agreement of Equity Pledge Agreement

Party A (pledgee): Beijing Mingda Jiahe Technology Development Co., Ltd

Address: 1227, 6th Floor, Building C3, No.1 Huangchang West Road, Dougezhuang, Chaoyang District, Beijing

Party B (pledgor): [Shareholder Name]

Party C: Mingda Jiahe (Tianjin) Co., Ltd

(Formerly known as Tianjin Mingda Jiahe Real Estate Co., Ltd.)

Address: 7162 E-commerce Building, No.16 Lhasa Road, Heping District, Tianjin

Considering:

1.On April 28, 2018, Party A and Party C signed an Exclusive Business Cooperation Agreement, which stipulated that Party A, as Party C's exclusive service provider, would provide comprehensive technical support, business support, and related consulting services to Party C, and that Party C would pay service fees to Party A.

2. In order to ensure that Party C fulfills its obligations under the exclusive business cooperation agreement and pays service fees and other due payments to Party A as agreed, Party B pledges all of its equity in Party C to Party A as collateral for Party C's payment obligations under the Exclusive Business Cooperation Agreement. On April 28, 2018, Party A, Party B, and Party C signed an equity pledge agreement, in which Party B pledged a total of [Number of Shares Pledged] shares of its equity in Mingda Jiahe (Tianjin) Co., Ltd. to Party A and registered the pledge.

3. Affected by the operating conditions of Party C, Party A and Party C have terminated the Exclusive Business Cooperation Agreement on March 1, 2025 and confirmed that all debts and obligations under the agreement have been settled

4. On February 2, 2021, Party C changed its name from "Tianjin Mingda Jiahe Real Estate Co., Ltd." to "Mingda Jiahe (Tianjin) Co., Ltd.

Now that the main debt has been extinguished, the guarantee under the main debt has no right to be extinguished at the same time, and the "Equity Pledge Agreement" signed by Party A, Party B, and Party C should be terminated. All parties have reached a consensus as follows:

1. All parties unanimously confirm that as the "Exclusive Business Cooperation Agreement" has been terminated, the main creditor's rights arising under this agreement have been extinguished. The pledge guarantee obligation provided by Party B to Party A by Party C shall terminate on March 1, 2025, and the pledge right shall be extinguished. The "Equity Pledge Agreement" signed as a result shall be terminated on the same day.

2. Within three days after the signing of this termination agreement, Party A shall return the pledged equity to Party B and handle the cancellation registration procedures for equity pledge at the Market Quality Supervision and Administration Commission of Party C's domicile. Party A shall not delay or refuse to handle it for any other reason. If there are handling fees involved, Party C shall bear them.

3. After this agreement comes into effect, the rights and obligations of each party shall immediately terminate, and neither party shall claim any rights against the other party regarding the performance or termination of the original contract (including but not limited to continuing to perform, paying compensation, compensation, breach of contract, etc.).

4. After this agreement comes into effect, neither party A, B, nor C may unilaterally change or terminate the agreement, unless both parties agree and reach a written agreement.

5. This agreement shall come into effect from the date of signature and seal by the legal representatives or authorized representatives of each party.

6. This agreement is made in quadruplicate, with each party holding one copy, and the Market Quality Supervision and Administration Commission registering and filing one copy, all of which have equal legal effect.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Party A (seal): Beijing Mingda Jiahe Technology Development Co., Ltd

Legal representative (or authorized representative):

Date: Year Month Day

Party B (signature): /s/ [Shareholder Name]

Date: Year Month Day

Party C (seal):

Legal representative (or authorized representative): Mingda Jiahe (Tianjin) Co., Ltd

Date: Year Month Day

Schedule of Material Differences

One or more person signed an Agreement for Termination of Share Pledge Agreement under this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Shareholder Name	Number of Shares Pledged
1.	Siping Xu	10,200,000
2.	Liang Zhang	100,000
3.	Jie Zhang	10,000
4.	Yang Li	10,000
5.	Lei Cai	10,000
6.	Qiang Ma	10,000
7.	Xia Ding	10,000
8.	Meina Guo	10,000
9.	Mengnan Wang	10,000
10.	Zhenyuan Huang	10,000